                                                                      EXHIBIT 99


                      EZCORP ANNOUNCES 66% EARNINGS GROWTH

                                FOR FIRST QUARTER


AUSTIN, TEXAS (JANUARY 20, 2005) -- EZCORP, Inc. (Nasdaq/NM: EZPW) announced today results for its fiscal first quarter, which ended December 31, 2004.

For the quarter ended December 31, 2004, EZCORP's net income improved sixty-six percent to $4,949,000 (thirty-seven cents per share) compared to $2,990,000 (twenty-three cents per share) for the 2004 first fiscal quarter. Total revenues for the quarter increased thirteen percent over the prior year period to $61,628,000 with sales, pawn loan and payday loan revenues up eight, seven and seventy-one percent respectively.

During the quarter, the Company sold a portfolio of old payday loan bad debt for approximately $905,000. Excluding the benefit of this sale, net income for the quarter would have increased forty-six percent to $4,370,000 (thirty-three cents per share).

Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, "The quarter was an excellent start to our 2005 fiscal year. Earnings were strong and exceeded our previously announced guidance. The earnings growth was driven by year over year increases in sales and lending revenues and improvements in our payday loan collections. For the quarter, our net defaults measured as a percent of loans made during the quarter improved to 4.9%, excluding the sale of old bad debt, compared to 5.6% for the same period a year ago.

Rotunda continued, "During the quarter, we opened forty EZMoney Payday Loans locations bringing our total store fronts, including our 280 EZPawns, to 445. We are on track with our expectation to open 120 to 140 EZMoney locations this fiscal year.

Rotunda concluded, "We expect our second quarter earnings to be in the range of twenty-seven to thirty cents per share compared to twenty-three cents for the fiscal 2004 second quarter. For our 2005 fiscal year, we are raising our guidance to $1.00 to $1.05 per share compared to earlier guidance of ninety to ninety-five cents and fiscal 2004's seventy cents per share."

EZCORP meets the short-term cash needs of the cash and credit constrained consumer by offering convenient, non-recourse loans collateralized by tangible personal property, commonly known as pawn loans, and short-term non-collateralized loans, often referred to as payday loans. The Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. As of December 31, 2004, the Company operated 280 EZPAWN and 165 EZMONEY Payday Loans locations, 128 of which adjoin an EZPAWN location.

This announcement contains certain forward-looking statements regarding the Company's expected performance for future periods including, but not limited to, new store expansion and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company's services and merchandise, changes in regulatory environment, and other factors periodically discussed in the Company's annual, quarterly and other reports filed with the Securities and Exchange Commission.

You are invited to listen to a conference call discussing these results on January 20, 2005 at 3:30pm Central Standard Time. The conference call can be accessed over the Internet (or replay it at your convenience) at the following address.

http://phx.corporate-ir.net/playerlink.zhtml?c=69434&s=wm&e=997984

For additional information, contact Investor Relations at (512) 314-2220 or Dan Tonissen at (512) 314-2289.

                                  EZCORP, INC.
         HIGHLIGHTS OF CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (in thousands, except per share data)
--------------------------------------------------------------------------------

                                                          THREE MONTHS ENDED DECEMBER 31,
                                                       ------------------------------------
                                                            2004                  2003
                                                       --------------        --------------
Revenues:
  Merchandise sales                                    $       32,018        $       31,062
  Jewelry scrapping sales                                       4,306                 2,493
  Pawn service charges                                         16,669                15,552
  Payday loan service charges                                   8,290                 4,861
  Other                                                           345                   346
                                                       --------------        --------------
    Total revenues                                             61,628                54,314
Cost of goods sold:
  Cost of merchandise sales                                    18,780                17,583
  Cost of jewelry scrapping sales                               3,133                 1,690
                                                       --------------        --------------
    Total cost of goods sold                                   21,913                19,273
                                                       --------------        --------------
Net revenues                                                   39,715                35,041
                                                                                         13
Operations expense                                             22,703                20,777
Bad debt and other payday loan direct expenses                  1,609                 1,839
Administrative expense                                          5,867                 5,862
Depreciation and amortization                                   1,887                 1,915
                                                       --------------        --------------
  Operating income                                              7,649                 4,648
                                                                                         19
Interest expense, net                                             339                   448
Equity in net income of unconsolidated affiliate                 (460)                 (365)
Loss on sale/disposal of assets                                    37                    --
                                                       --------------        --------------
Income before income taxes                                      7,733                 4,565
Income tax expense                                              2,784                 1,575
                                                       --------------        --------------
Net income                                             $        4,949        $        2,990
                                                       ==============        ==============

                                                       --------------        --------------
Net income per share, assuming dilution                $         0.37        $         0.23
                                                       ==============        ==============
Weighted average shares - assuming dilution                    13,237                12,847

                                  EZCORP, INC.
              HIGHLIGHTS OF CONSOLIDATED BALANCE SHEETS (UNAUDITED)
             (in thousands, except per share data and store counts)
--------------------------------------------------------------------------------

                                                                AS OF DECEMBER 31,
                                                             2004                 2003
                                                        --------------       --------------
Assets:
  Current assets:
    Cash and cash equivalents                           $        3,115       $        1,402
    Pawn loans                                                  44,714               46,380
    Payday loans, net                                            8,666                5,683
    Pawn service charges receivable, net                         9,465                9,602
    Payday loan service charges receivable, net                  1,759                1,137
    Inventory, net                                              32,317               32,527
    Deferred tax asset                                           9,711                8,163
    Prepaid expenses and other assets                            5,233                3,163
                                                        --------------       --------------
          Total current assets                                 114,980              108,057
  Investment in unconsolidated affiliate                        16,527               15,144
  Property and equipment, net                                   26,049               24,701
  Deferred tax asset, non-current                                4,946                4,391
  Other assets, net                                              4,016                5,555
                                                        --------------       --------------
          Total assets                                  $      166,518       $      157,848
                                                        ==============       ==============
Liabilities and stockholders' equity:
  Current liabilities:
    Accounts payable and other accrued expenses         $       13,831       $        9,837
    Customer layaway deposits                                    1,686                1,675
    Federal income taxes payable                                 3,336                1,012
                                                        --------------       --------------
          Total current liabilities                             18,853               12,524

  Long-term debt                                                22,000               32,450
  Deferred gains and other long-term liabilities                 3,868                4,229
                                                        --------------       --------------
          Total long-term liabilities                           25,868               36,679
  Total stockholders' equity                                   121,797              108,645
                                                        --------------       --------------
          Total liabilities and stockholders' equity    $      166,518       $      157,848
                                                        ==============       ==============

Pawn loan balance per ending pawn store                 $          160       $          166
Inventory per ending pawn store                         $          115       $          116
Book value per share                                    $         9.85       $         8.91
Tangible book value per share                           $         9.64       $         8.70
Pawn store count - end of period                                   280                  280
Mono-line payday loan store count - end of period                  165                   23
Shares outstanding - end of period                              12,365               12,188